UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: May 1, 2008 (date of earliest event reported)

    Tidelands Bancshares, Inc.
(Exact name of registrant as specified in its charter)

    South Carolina
(State or other jurisdiction of incorporation)

001-33065	02-0570232
(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina (Address of principal executive offices)	29464 (Zip Code)

    (843) 388-8433
(Registrant's telephone number, including area code)

    n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers

        Employment Agreement. On May 1, 2008 Tidelands Bancshares, Inc. and its banking subsidiary Tidelands Bank entered into employment agreements with five executive officers, including President and Chief Executive Officer Robert E. Coffee Jr., Chief Financial Officer Alan W. Jackson, Executive Vice President and Chief Administrative Officer Thomas H. Lyles, Executive Vice President and Senior Commercial Banker Robert H. Mathewes Jr., and Executive Vice President and Chief Credit Officer Milon C. Smith.

        The employment agreements have perpetual three-year terms but terminate no later than the time an executive attains age 65. Each executive is entitled to cash severance if he is terminated without cause or if he terminates voluntarily but for good reason, meaning voluntary termination because of adverse changes in employment circumstances, such as reduced compensation or responsibilities. The severance compensation includes an amount equal to three times base salary in the case of Messrs. Coffee, Jackson, Lyles, Mathewes, and Smith, and one times salary in the case of the five other executives. The executives would be entitled to continued health insurance coverage after termination as well, for up to three years in the case of Messrs. Coffee, Jackson, Lyles, Mathewes, and Smith. If a change in control of Tidelands Bancshares, Inc. occurs, Messrs. Coffee, Jackson, Lyles, Mathewes, and Smith would be entitled to a lump-sum cash payment equal to three times the sum of their base salary and most recent bonus. Messrs. Coffee, Jackson, and Mathewes would also be entitled to a tax gross-up benefit if the aggregate benefits payable to them after a change in control are subject to excise taxes under sections 280G and 4999 of the Internal Revenue Code. In very general terms, benefits received by an executive after a change in control are subject to a 20% excise tax under section 4999 if the benefits payable on account of the change in control exceed three times the executive's five-year average taxable compensation.

        The employment agreements prohibit competition after employment termination, but the prohibition against competition is void after a change in control. The period during which competition is prohibited is two years for Messrs. Coffee, Jackson, Lyles, Mathewes, and Smith. Lastly, the employment agreements provide for reimbursement of the executives' legal fees if the employment agreements are challenged after a change in control, up to a maximum of $500,000 for Messrs. Coffee, Jackson, and Mathewes and $100,000 for the other executives. This summary of the employment agreements does not purport to describe every material provision of the agreements and is qualified in its entirety by reference to the exhibits.

        Salary Continuation Agreement. On May 1, 2008 Tidelands Bank also entered into Salary Continuation Agreements with these same five executives, which agreements promise an annual benefit payable in monthly installments for 15 years beginning at the age 65 normal retirement age or a reduced benefit payable for 15 years at age 65 if the executive's employment terminates before age 65. An executive forfeits his benefits if his employment is terminated by the bank with cause. Except for Messrs. Coffee, Jackson, and Mathewes, an executive would also forfeit his Salary Continuation Agreement benefits if his employment terminates before age 55.

        If a change in control occurs before Messrs. Coffee, Jackson, or Mathewes attain age 65 and while he is still employed by the bank, instead of the annual benefit payable at normal retirement age he will receive immediately after the change in control a lump-sum payment in cash in amount equal to the liability balance accrued by the bank to account for its Salary Continuation Agreement obligation, in addition to a potential gross-up payment to compensate for excise taxes imposed under sections 280G and 4999 of the Internal Revenue Code. The change-in-control provision in the Salary Continuation

Agreements with Messrs. Lyles and Smith is identical to that of Messrs. Coffee, Jackson, and Mathewes, with the benefit payable immediately after a change in control and consisting of the accrued liability balance, but without a section 280G gross-up benefit.

        At an executive's death his designated beneficiary will be entitled to an amount equal to the liability accrual balance maintained by the bank to account for the benefit. Like the employment agreements, the Salary Continuation Agreements provide for reimbursement of an executive's legal fees if his agreement is challenged after a change in control, up to a maximum of $500,000 for Messrs. Coffee, Jackson, and Mathewes and $100,000 for the other executives. Finally, the Salary Continuation Agreements of executives other than Messrs. Coffee, Jackson, and Mathewes prohibit competition for one year after employment termination, but the prohibition against competition is void after a change in control. This summary of the Salary Continuation Agreements does not purport to describe every material provision of the agreements and is qualified in its entirety by reference to the exhibits.

        Endorsement Split Dollar Agreement. The bank and each of the five executives also entered into Endorsement Split Dollar Agreements on May 1, 2008. Under these agreements each executive may designate a beneficiary of a portion of the total death proceeds payable at his death under insurance policies on his life, which policies are owned by Tidelands Bank. The portion for which the executive may designate the beneficiary is the lesser of (x) 100% of the net death proceeds, meaning the total policy death proceeds minus the policy cash surrender value, or (y) the liability balance required to be accrued by the bank under each executive's Salary Continuation Agreement at the executive's age 65 normal retirement age. The remainder of the total death proceeds is payable to the bank. However, the Endorsement Split Dollar Agreements provide for a death benefit payable to an executive's beneficiary solely for death occurring (x) before the executive attains age 65 and (y) while the executive is employed by the bank. When an executive's employment terminates or when he attains age 65, his beneficiary will no longer be entitled to any benefits under the Endorsement Split Dollar Agreement. This summary of the Endorsement Split Dollar Agreements does not purport to describe every material provision of the agreements and is qualified in its entirety by reference to the exhibits.

Item 9.01(d) Exhibits

10.2	Employment Agreement of Robert H. Mathewes Jr.
10.3	Employment Agreement of Robert E. Coffee Jr.
10.4	Employment Agreement of Alan W. Jackson
10.12	Employment Agreement of Thomas H. Lyles
10.13	Employment Agreement of Milon C. Smith
10.14	Salary Continuation Agreement of Robert E. Coffee Jr.
10.15	Salary Continuation Agreement of Robert H. Mathewes Jr.
10.16	Salary Continuation Agreement of Alan W. Jackson
10.17	Salary Continuation Agreement of Thomas H. Lyles
10.18	Salary Continuation Agreement of Milon C. Smith
10.19	Endorsement Split Dollar Agreement of Robert E. Coffee Jr.
10.20	Endorsement Split Dollar Agreement of Robert H. Mathewes Jr.
10.21	Endorsement Split Dollar Agreement of Alan W. Jackson
10.22	Endorsement Split Dollar Agreement of Thomas H. Lyles
10.23	Endorsement Split Dollar Agreement of Milon C. Smith

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS BANCSHARES, INC.

Dated: May 7, 2008	By: /s/ Alan W. Jackson
Alan W. Jackson
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.2	Employment Agreement of Robert H. Mathewes Jr.
10.3	Employment Agreement of Robert E. Coffee Jr.
10.4	Employment Agreement of Alan W. Jackson
10.12	Employment Agreement of Thomas H. Lyles
10.13	Employment Agreement of Milon C. Smith
10.14	Salary Continuation Agreement of Robert E. Coffee Jr.
10.15	Salary Continuation Agreement of Robert H. Mathewes Jr.
10.16	Salary Continuation Agreement of Alan W. Jackson
10.17	Salary Continuation Agreement of Thomas H. Lyles
10.18	Salary Continuation Agreement of Milon C. Smith
10.19	Endorsement Split Dollar Agreement of Robert E. Coffee Jr.
10.20	Endorsement Split Dollar Agreement of Robert H. Mathewes Jr.
10.21	Endorsement Split Dollar Agreement of Alan W. Jackson
10.22	Endorsement Split Dollar Agreement of Thomas H. Lyles
10.23	Endorsement Split Dollar Agreement of Milon C. Smith

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